INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (the “Agreement”) made this 4th day of January 2010 by and among Man Shing Agricultural Holdings, Inc., a Nevada corporation with headquarters located at Unit 1005, 10/F, Tower B, Hunghom Commercial Centre, 37 Ma Tau Wai Road, Hunghom, Kowloon, Hong Kong (the “Company ”) and China Angel Assets Management Limited, a British Virgin Isles company (the “Investor”).

BACKGROUND:

A.           In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Investor secured units (the “Unit(s)”) where each unit shall consist of (i) one three (3) year eight percent (8%) annual interest $100,000 convertible redeemable debenture to be convertible into that number of shares of the Company’s common stock, par value US$0.001 per share, (ii) 80,000 shares of the Company’s common stock, par value US $0.001 (collectively referred to as the “Common Stock”), and (iii) one Right to acquire an additional Unit within three years, pursuant to the terms of the Securities Purchase Agreement for an aggregate purchase price of up to One Million U.S. Dollars ($1,000,000)..

B.           The parties hereto desire to set forth certain rights and restrictions of the Investor as shareholders of the Company, as further set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

AGREEMENT:

1.           Investor Rights Provisions.  As long as the Investor, together with their Affiliates, own at least fifteen percent (15%) of the Company’s outstanding Common Stock (the “Investor Shares”), the Company shall not, without first obtaining the written consent of a majority of the Investor Shares:

            amend, alter or repeal any provision of the Articles of Incorporation of the Company if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Company’s Common Stock;

            amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Company if such action would increase the authorized maximum number of directors on the Board of Directors;

            authorize or create any new class or series of shares having rights, preferences or privileges with respect to dividends, redemption or payments upon liquidation senior to or on a parity with the Company’s Common Stock or having greater or equivalent voting rights than or to those granted to the Company’s Common Stock generally;

             reclassify any new class or series of shares having rights, preferences or privileges with respect to dividends, redemption or payments upon liquidation senior to or on a parity with the Company’s common stock or having greater or equivalent voting rights than or to those granted to the Company’s Common Stock generally;

             enter into any Reorganization Transaction;

             redeem or repurchase any shares of the Company, other than (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, or (iii) repurchase of capital stock of the Company in connection with the settlement of disputes with any shareholder.

             voluntarily liquidate or dissolve;

             appoint or terminate executive officers of the Company, except as required of the Board of Directors in the exercise of their fiduciary duties to the Company;

             approve any Related Party Transaction; or

2.           Board Composition.

(a)           All Shareholders shall vote at regular or special meetings of shareholders, and to give written consent with respect to, the shares of Common Stock that they own (or as to which they have voting power) to ensure that the size of the Board of Directors shall be set and remain at five (5) directors.

3.           Registration Rights.  See Registration Rights Agreement.

4.           Definitions.  For purposes of this Agreement, the following definitions shall apply:

(a)           “Additional Shares of the Company’s Common Stock” means all shares of Common Stock issued or deemed to be issued after the date of this Agreement, other than the following: (i) shares of Common Stock issued or issuable to officers, directors and employees of, or consultants to, the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors, or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement; (ii) shares of Common Stock issued upon the exercise or conversion of options or convertible securities outstanding as of the date of this Agreement; (iii) shares of Common Stock issued or issuable pursuant to the acquisition of another business entity by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors; (iv) shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board of Directors; (v) shares of Common Stock issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board of Directors; (vi) shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board of Directors; (vii) shares of Common Stock issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors; and (viii) shares of Common Stock to be issued to new investors issued after the date of this Agreement.

(b)           “Affiliate” of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity (including, without limitation, with respect to China Angel Assets Management Limited and each of their Affiliates, each of their constituent partners, retired partners, members or investment or venture capital fund Affiliates), where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person or entity whether through the ownership of voting securities, contract or otherwise.

(c)           “Board of Directors” means the Board of Directors of the Company.

(d)           “Related Party Transaction” means any transaction between the Company and an Affiliate of the Company in excess of $100,000 individually or in excess of $500,000 in the aggregate during any fiscal year, except for the following when approved by a majority of disinterested members of the Board of Directors: (i) the compensation of officers, directors and employees of, or consultants to the Company or (ii) transactions where the terms and conditions of the transaction, on an overall basis, are fair and reasonable to the Company and are at least as favorable to the Company as those generally available between parties operating at arm’s length.

(e)           “Reorganization Transaction” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (ii) a sale, lease or other conveyance of all or substantially all of the assets of the Company.

(f)           “Shareholders” means China Angel Assets Management Limited.

1. 5.           Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day delivered to any overnight courier, or when transmitted by facsimile transmission and upon confirmation of receipt and addressed to the party to be notified as follows:

If to Investor, to:                                   China Angel Assets Management Limited
P.O. Box 957
Offshore Incorporations Centre
Road Town
Tortola
British Virgin Islands

If to the Company, to:                           Man Shing Agricultural Holdings, Inc.
    Unit 1005, 10/F, Tower
Hunghom Commercial Centre
37 Ma Tau Wai Road, Hunghom
Kowloon, Hong Kong
Attention:  Mr. Eddie Cheung, CEO
                                                                Telephone  (86) 536-4644888
                                                                Facsimile:  (86) 536-4643777

With a copy to:                                      Jared P. Febbroriello, Esq. LL.M.
JPF Securities Law, LLC
19720 Jetton Road
3rd Floor
Cornelius, NC 28031
Telephone: (704) 897-8334
    Facsimile:  (704) 897-8349

Mr. Patrick Mak
Tai, Mak and Partners
Room 905 - 907, 9/F.
Nan Fung Tower
173 Des Voeux Road Central
Hong Kong
    Telephone: (852) 2850 6336
    Facsimile: (852) 2850 6086

Or to such other address as each party may designate for itself by like notice.

6.           Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

7.           Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.  This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

8.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9.           Assignment.

(a)           Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that the rights of the Investors and their Affiliates under Sections 1, 2, and 3 are fully assignable in connection with a transfer of securities of the Company by any Investor or its Affiliates; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice at least seven (7) business days prior to any assignment by such Investor or its Affiliates stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

(b)           Any attempt by a Shareholder to sell or transfer any Company’s securities shall be void and the Company hereby agrees that it will not effect such a transfer nor will it treat any alleged transferee as the holder of such securities unless (i) the transferee in such transfer agrees in writing to be subject to the terms hereof by executing and delivering a Deed of Adherence substantially in the form attached hereto as Exhibit A (a “Deed of Adherence”), (ii) such transfer complies in all respects with the applicable provisions of the Bylaws and other agreements among the Shareholders, and (iii) the transferee in such transfer complies in all respects with the applicable securities laws.  Upon the execution and delivery of a Deed of Adherence by such transferee, it shall be deemed to be a party hereto as a Shareholder as if such transferee’s signature appeared on the signature page of this Agreement.

(c)           Subject to the preceding subsections (a) and (b), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10.           Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

11.           Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

12.           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an "Electronic Delivery"), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

13.           Covenants of the Company.  Subject to compliance with applicable laws, the Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof.  Such actions may include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided above, by causing a meeting of shareholders to be held or by causing a written consent of shareholders to be circulated.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the parties hereto assuming conversion of all outstanding securities in order to protect the rights of the parties hereunder against impairment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

MAN SHING AGRICULTURAL HOLDINGS, INC.

By: /s/ Eddie Cheung
Name: Eddie Cheung
Title: Chief Executive Officer

CHINA ANGEL ASSETS MANAGEMENT LIMITED

By: /s/ Jiang Qi Hang
Name: Jiang Qi Hang
Title: Chief Executive Officer

EXHIBIT A

FORM OF DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made this __________ day of ____________by and between Man Shing Agricultural Holdings, Inc., a Nevada corporation (“Company”), and________________________________  (the “New Shareholder”).

The Company and the New Shareholder shall be referred to collectively as the Parties.

WHEREAS:

(A)           As of [____], 2009, certain shareholders of the Company and the Company entered into an Investor Rights Agreement (the "Investor Rights Agreement"), a copy of which is attached hereto as Exhibit 1.

(B)           The New Shareholder wishes to acquire an aggregate of _____________ _______________ [INSERT NUMBER and TYPE/CLASS OF SECURITIES] in the capital of the Company from China Angel Assets Management Limited (the “Transferor”) and in accordance with the Investor Rights Agreement has agreed to enter into this Deed of Adherence (the "Deed").

(C)           The Company is entering into this Deed on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

1.           Interpretation. In this Deed, except as the context may otherwise require, all words and expressions defined in the Investor Rights Agreement shall have the same meanings when used herein.

2.           Covenant.  The New Shareholder hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Investor Rights Agreement, and to the Company itself, to adhere to and be bound by all the duties, burdens and obligations of the Transferor imposed pursuant to the provisions of the Investor Rights Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder had been an original party to the Investor Rights Agreement since the date thereof.

3.           Enforceability.  Each existing Shareholder and the Company shall be entitled to enforce the Investor Rights Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of the Transferor under the Investor Rights Agreement in each case as if such New Shareholder had been an original party to the Investor Rights Agreement since the date hereof.

4.           Governing Law.  This Deed shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

5.           Counterparts.  This Deed may be signed in any number of counterparts which together shall form one and the same agreement.

6.           Further Assurance.  Each party agrees to take all such further action as may be reasonably necessary to give full effect to this Deed on its terms and conditions.

7.           Headings.  The headings used in this Deed are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[REMINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS whereof the parties have executed and delivered this Deed as a deed on the day and year first hereinbefore mentioned.

COMPANY:

Signed as a deed on behalf of

MAN SHING AGRICULTURAL HOLDINGS, INC.

By:    Eddie Cheung
Name: Eddie Cheung
Title:   Chief Executive Officer

NEW SHAREHOLDER:

signed as a deed on behalf of

By:
Name:
Title:

[SIGNATURE PAGE TO DEED OF ADHERENCE]

EXHIBIT 1 TO DEED OF ADHERENCE

COPY OF INVESTOR RIGHTS AGREEMENT